Exhibit 10.2
RESIGNATION AGREEMENT
This Resignation Agreement (“Agreement”) is being entered into by Retail Properties of America, Inc. (“Employer”) and James W. Kleifges (“Employee”) (together the “Parties”) as of May 15, 2013 (“Effective Date”). The Parties are parties to a Retention Agreement, dated effective as of February 19, 2013 (“Retention Agreement”).

1.	RESIGNATION
Employee hereby resigns from employment and all positions with Employer and all of its subsidiaries, including Employee’s position as Executive Vice President and Chief Accounting Officer of Employer, effective as of the Effective Date (“Resignation Date”). Employee hereby acknowledges that his resignation is not as a result of any disagreement regarding Employer’s financial reporting or accounting policies, procedures, estimates or judgments. Employer shall continue Employee’s base salary and employee benefit plan participation as an employee to and including the Resignation Date and shall pay Employee for all unused vacation pay that is accrued and due to him as of the Resignation Date.

2.	NOTICE PAYMENT
On or before the first regular Employer payroll date following the Resignation Date, Employer shall pay Employee an amount equal to $24,658, less all appropriate federal and state income and employment taxes (“Notice Payment”). The Notice Payment shall be in addition to all salary and vacation pay that is due to him pursuant to Section 1.

3.	SEPARATION AGREEMENT AND GENERAL RELEASE
On the Resignation Date, Employer shall tender to Employee the attached Separation Agreement and General Release (“Separation Agreement”). Employer agrees to enter into the Separation Agreement with Employee if Employee enters into the Separation Agreement by delivering a signed copy to Employer within 21 days after the Effective Date. Employee’s resignation and right to the Notice Payment shall not be affected by whether or not Employee enters into the Separation Agreement.

4.	TIME-BASED EQUITY AWARDS
Employee has been granted certain “Time-Based Equity Awards,” as defined in the Retention Agreement. In the event that any Time-Based Equity Awards (or portion thereof) made by the Employer to Employee would, in the absence of this Retention Agreement and the Separation Agreement, terminate or be forfeited as a result of Employee’s resignation from employment with Employer, then such Time-Based Equity Awards shall only terminate or be forfeited upon the later of (A) the date upon which it is determined that such Time-Based Equity Awards will not vest pursuant to Section 2.1.2 of the Separation Agreement (or, if Employee does not enter into the Separation Agreement within 21 days after the Effective Date, on the 22nd day after the Effective Date) or (B) the date otherwise provided for in such Time-Based Equity Awards; provided that no additional vesting shall occur solely as a result of the operation of this sentence.

5.	MISCELLANEOUS

5.1
The Parties agree that this Agreement, including the surviving provisions of the Retention Agreement expressly incorporated herein by reference, set forth the entire agreement between them and supersedes all other written or oral understandings or contracts. This Agreement may not be modified or amended except by a written instrument executed by both of the Parties.

5.2
This Agreement shall be subject to and construed in accordance with the laws of the State of Illinois. Venue shall be in DuPage County for any disputes arising out of the interpretation or enforcement of this Agreement.

5.3	This Agreement is binding on and inures to the benefit of Employer, its successors and assigns, and is binding on and inures to the benefit of Employee, his heirs and assigns.
5.4    This Agreement may be executed in counterparts. Signatures transmitted electronically are as effective as original signatures.

5.5
Each person signing this Agreement hereby expressly represents and warrants that he is expressly authorized in law and in fact to do so individually and/or on behalf of any entity listed herein as a signatory of this Agreement.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT ON THE DATES SET FORTH BELOW.

EMPLOYEE	RETAIL PROPERTIES OF
AMERICA, INC.

/s/ James W. Kleifges	By:	/s/ Dennis K. Holland
James W. Kleifges		Name: Dennis K. Holland
Title: Executive Vice President, General Counsel and Secretary

Attachment: Separation Agreement and General Release

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